EX-99.77Q1(a) - Exhibits; Copies of any material
amendments to the registrants
                charter or by-laws
                ------------------


Amendment No. 58 dated November 18, 2010 to the
Agreement and Declaration of Trust dated January 28,
1997 is incorporated herein by reference to Exhibit
(a)(59) to Post-Effective Amendment No. 261 to the
Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 3, 2010 (Accession No. 0000950123-10-110858).

Amendment No. 59 dated January 5, 2011 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(60) to Post-Effective Amendment No. 270 to the Registrants
Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 16, 2011
(Accession No. 0000950123-11-014683).

Amendment No. 60 dated February 10, 2011 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(61) to Post-Effective Amendment No. 270 to the Registrants
Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 16, 2011
(Accession No. 0000950123-11-014683).

Amendment No. 61 dated February 10, 2011 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(62) to Post-Effective Amendment No. 270 to the Registrants
Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 16, 2011
(Accession No. 0000950123-11-014683).

Amendment No. 3 dated February 10, 2011 to the Amended and Restated By-laws of Goldman Sachs Trust dated
October 30, 2002 is incorporated herein by reference to Exhibit (b)(4) to Post-Effective Amendment No. 270 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 16, 2011 (Accession No. 0000950123-11-014683).